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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated April 12, 1996, except as to the reverse stock split described in Note 1 which is as of August 28, 1996, relating to the financial statements of Mallon Resources Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

August 28, 1996